Exhibit (q)

THRIVENT MUTUAL FUNDS

Power of Attorney of Trustees

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned trustees of THRIVENT MUTUAL FUNDS, a Massachusetts business trust, does hereby make, constitute and appoint Teresa J. Rasmussen, David S. Royal, James M. Odland and John L. Sullivan and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such trustee of such trust to a Registration Statement or Registration Statements, on Form N-1A or other applicable form, and all amendments, including pre-effective amendments, post-effective amendments, and any other form or application for exemptive relief to be filed by such trust with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of shares of such trust, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 11th day of November, 2009.

/s/ F. Gregory Campbell	/s/ Paul R. Laubscher
F. Gregory Campbell Trustee	Paul R. Laubscher Trustee

/s/ Herbert F. Eggerding, Jr.	/s/ Connie M. Levi
Herbert F. Eggerding, Jr.	Connie M. Levi
Trustee	Trustee

/s/ Noel K. Estenson	/s/ Douglas D. Sims
Noel K. Estenson	Douglas D. Sims
Trustee	Trustee

/s/ Richard L. Gady	/s/ Constance L. Souders
Richard L. Gady	Constance L. Souders
Trustee	Trustee

/s/ Richard A. Hauser
Richard A. Hauser
Trustee